Exhibit 99.1

Cirrus Logic Reports Q2 FY20 Revenue of $388.9 Million

Demand for Smartphone Components Drives Revenue Above High End of Guidance

AUSTIN, Texas--(BUSINESS WIRE)--October 30, 2019--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-performance, low-power ICs for audio, voice and other signal-processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2020, which ended Sept. 28, 2019, as well as the company’s current business outlook.

“Cirrus Logic reported revenue for the September quarter significantly above the high end of guidance as we experienced stronger-than-anticipated demand for certain components,” said Jason Rhode, president and chief executive officer. “The company continues to experience increased demand for products that solve complex analog and digital signal-processing challenges. Leveraging solid relationships with many of the leaders in the markets we target, a robust product portfolio and meaningful investments in innovative technologies, we are excited about our opportunities for growth in the coming years.”

Reported Financial Results – Second Quarter FY20

  Revenue of $388.9 million;
  GAAP and non-GAAP gross margin are 53.5 percent;
  GAAP operating expenses of $121.2 million and non-GAAP operating expenses of $101 million; and
  GAAP earnings per share of $1.27 and non-GAAP earnings per share of $1.55.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY20

  Revenue is expected to range between $325 million and $365 million;
  GAAP gross margin is expected to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $118 million and $124 million, which includes approximately $13 million in stock-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5:30 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 6988221).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high-performance, low-power ICs for audio, voice and other signal-processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense and effective tax rate impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities, along with estimates for the third quarter fiscal year 2020 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2020, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 30, 2019 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2019	2019	2018	2019	2018
	Q2'20	Q1'20	Q2'19	Q2'20	Q2'19
Portable products	$349,379	$202,938	$324,049	$552,317	$536,309
Non-portable and other products	39,533	35,315	42,256	74,848	84,479
Net sales	388,912	238,253	366,305	627,165	620,788
Cost of sales	180,979	115,759	181,186	296,738	311,110
Gross profit	207,933	122,494	185,119	330,427	309,678
Gross margin	53.5%	51.4%	50.5%	52.7%	49.9%

Research and development	88,239	88,830	96,381	177,069	194,313
Selling, general and administrative	33,018	29,520	33,160	62,538	65,944
Total operating expenses	121,257	118,350	129,541	239,607	260,257

Income from operations	86,676	4,144	55,578	90,820	49,421

Interest income	2,250	2,285	1,525	4,535	2,972
Other (expense) income	(568)	(378)	(378)	(946)	(168)
Income before income taxes	88,358	6,051	56,725	94,409	52,225
Provision (benefit) for income taxes	12,148	1,433	(1,448)	13,581	(1,676)
Net income	$76,210	$4,618	$58,173	$80,828	$53,901

Basic earnings per share:	$1.31	$0.08	$0.96	$1.39	$0.88
Diluted earnings per share:	$1.27	$0.08	$0.93	$1.34	$0.86

Weighted average number of shares:
Basic	58,011	58,540	60,472	58,276	60,967
Diluted	60,213	60,258	62,431	60,260	62,810

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2019	2019	2018	2019	2018
Net Income Reconciliation	Q2'20	Q1'20	Q2'19	Q2'20	Q2'19
GAAP Net Income	$76,210	$4,618	$58,173	$80,828	$53,901
Amortization of acquisition intangibles	6,722	7,228	12,867	13,950	26,133
Stock-based compensation expense	13,759	11,786	13,131	25,545	25,925
Adjustment to income taxes	(3,417)	(2,803)	(17,054)	(6,220)	(20,980)
Non-GAAP Net Income	$93,274	$20,829	$67,117	$114,103	$84,979

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.27	$0.08	$0.93	$1.34	$0.86
Effect of Amortization of acquisition intangibles	0.11	0.12	0.21	0.23	0.42
Effect of Stock-based compensation expense	0.23	0.20	0.21	0.42	0.41
Effect of Adjustment to income taxes	(0.06)	(0.05)	(0.27)	(0.10)	(0.34)
Non-GAAP Diluted earnings per share	$1.55	$0.35	$1.08	$1.89	$1.35

Operating Income Reconciliation
GAAP Operating Income	$86,676	$4,144	$55,578	$90,820	$49,421
GAAP Operating Profit	22%	2%	15%	14%	8%
Amortization of acquisition intangibles	6,722	7,228	12,867	13,950	26,133
Stock-based compensation expense - COGS	254	241	170	495	369
Stock-based compensation expense - R&D	7,830	7,240	6,834	15,070	14,084
Stock-based compensation expense - SG&A	5,675	4,305	6,127	9,980	11,472
Non-GAAP Operating Income	$107,157	$23,158	$81,576	$130,315	$101,479
Non-GAAP Operating Profit	28%	10%	22%	21%	16%

Operating Expense Reconciliation
GAAP Operating Expenses	$121,257	$118,350	$129,541	$239,607	$260,257
Amortization of acquisition intangibles	(6,722)	(7,228)	(12,867)	(13,950)	(26,133)
Stock-based compensation expense - R&D	(7,830)	(7,240)	(6,834)	(15,070)	(14,084)
Stock-based compensation expense - SG&A	(5,675)	(4,305)	(6,127)	(9,980)	(11,472)
Non-GAAP Operating Expenses	$101,030	$99,577	$103,713	$200,607	$208,568

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$207,933	$122,494	$185,119	$330,427	$309,678
GAAP Gross Margin	53.5%	51.4%	50.5%	52.7%	49.9%
Stock-based compensation expense - COGS	254	241	170	495	369
Non-GAAP Gross Profit	$208,187	$122,735	$185,289	$330,922	$310,047
Non-GAAP Gross Margin	53.5%	51.5%	50.6%	52.8%	49.9%

Effective Tax Rate Reconciliation
GAAP Tax Expense (Benefit)	$12,148	$1,433	$(1,448)	$13,581	$(1,676)
GAAP Effective Tax Rate	13.7%	23.7%	-2.6%	14.4%	-3.2%
Adjustments to income taxes	3,417	2,803	17,054	6,220	20,980
Non-GAAP Tax Expense	$15,565	$4,236	$15,606	$19,801	$19,304
Non-GAAP Effective Tax Rate	14.3%	16.9%	18.9%	14.8%	18.5%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.20	$0.02	$(0.02)	$0.23	$(0.03)
Adjustments to income taxes	0.06	0.05	0.27	0.10	0.34
Non-GAAP Tax Expense	$0.26	$0.07	$0.25	$0.33	$0.31

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 28,	Mar. 30,	Sep. 29,
	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$221,937	$216,172	$195,857
Marketable securities	22,563	70,183	48,701
Accounts receivable, net	217,962	120,656	206,789
Inventories	144,829	164,733	142,315
Other current assets	44,729	53,239	48,910
Total current Assets	652,020	624,983	642,572

Long-term marketable securities	238,741	158,968	151,207
Right-of-use lease assets	142,834	-	-
Property and equipment, net	178,420	186,185	193,218
Intangibles, net	54,780	67,847	86,769
Goodwill	285,321	286,241	287,368
Deferred tax asset	9,026	8,727	13,733
Other assets	22,489	19,689	29,527
Total assets	$1,583,631	$1,352,640	$1,404,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$109,374	$48,398	$88,473
Accrued salaries and benefits	34,870	29,289	30,154
Other accrued liabilities	48,552	37,853	37,275
Total current liabilities	192,796	115,540	155,902

Non-current lease liability	133,105	-	-
Non-current income taxes	76,847	78,309	79,127
Other long-term liabilities	2,258	18,551	26,390

Stockholders' equity:
Capital stock	1,392,650	1,363,736	1,338,586
Accumulated deficit	(213,274)	(222,430)	(182,453)
Accumulated other comprehensive loss	(751)	(1,066)	(13,158)
Total stockholders' equity	1,178,625	1,140,240	1,142,975
Total liabilities and stockholders' equity	$1,583,631	$1,352,640	$1,404,394

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com